Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

MANUFACTURING AND SUPPLY AGREEMENT

This Manufacturing and Supply Agreement (“Agreement”) is made and effective as of the first day of January, 2016 (“Effective Date”) by and between ChromaDex, Inc., a California corporation, with its principal place of business located at 10005 Muirlands Blvd., Suite G, Irvine, CA 92618 (“ChromaDex”), and W. R. Grace & Co.—Conn., a Connecticut corporation, with its principal place of business located at 7500 Grace Drive, Columbia, Maryland 21044 (“GRACE”).

RECITALS

WHEREAS, GRACE performs manufacture of ingredients for pharmaceutical, food, and/or dietary supplement markets and provides other related services to Third Parties for a fee; and

WHEREAS, ChromaDex wishes to engage GRACE to manufacture Products (as defined below) and to perform other related services at the request of ChromaDex and GRACE is willing to provide the such services and sell the Products to ChromaDex on the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual obligations herein contained, the Parties hereto agree as follows:

DEFINITIONS

“Affiliate” shall mean, with respect to a Party, any person or entity that Controls, is Controlled by, or is under common Control with such Party. An entity or person shall be deemed to be in control of another entity (Controlled entity) if the former owns directly or indirectly at least fifty percent (50%) of the outstanding voting equity of the controlled entity (or other equity or ownership interest in the event that such controlled entity is other than a corporation).

“Agreement Field” shall mean activities and materials relating to pharmaceuticals, medical foods, infant fomulas, nutraceuticals, dietary supplements, food, cosmetics, and/or food additives for use in animals and humans.

“Background Information” shall mean individually and collectively, all Information owned or Controlled by a Party that was developed or acquired by that Party prior to the Effective Date of this Agreement, which is disclosed or made available by the Party to the other Party during the course of and pursuant to the purposes and provisions of this Agreement.

“Background Patent Rights” in respect to a designated party shall mean Patent Rights of any country of the world which are (a) Controlled by the designated Party, and (b) contain claims which cover one or more features of the Background Information by the designated Party, and (c) are based on inventions conceived prior to the Effective Date of this Agreement.

“By-Products” shall mean effluent or waste resulting from the production of the Products.

“Certificate of Analysis” shall mean a document which is signed and dated by a duly authorized representative of GRACE certifying that the Product conforms to the Specifications, as defined in greater detail in the Quality Agreement.

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“Change in Control” shall mean an event by which any person or group of persons within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding Equity Interests of a Party.

“ChromaDex Indemnified Parties” shall have the meaning given in Section 9(a).

“Claim” shall mean any liabilities, claims, penalties, fines, forfeitures, suits and the costs and expenses incident thereto (including costs of defense, settlement and reasonable attorneys’ and reasonable experts’ fees).

“Confidential Information” shall have the meaning given in Section 11.

“Control” shall mean the condition of being, as applicable, (a) the beneficial owner, directly or indirectly, of 50% or more of the outstanding Equity Interests of a Party; (b) the beneficial owner, directly or indirectly, of 50% or more of the outstanding Equity Interests of a Manufacturing Facility; (c) having contractual authority over the operation of a Manufacturing Facility; or (d) in respect to interest in IP defined herein below, shall mean (1) has the right to transfer ownership, make available, and/or grant licenses under such IP without accounting to others, or (2) has the right under the terms of this Agreement to transfer ownership, make available, and/or license such IP, subject to royalty or other obligations or restrictions on which the exercise of such right is contingent.

“Design Package” shall mean any Information that is commercially and reasonably sufficient to enable ChromaDex to make, have made, manufacture, and have manufactured Product in accordance with Specifications.

“Disclosing Party” shall have the meaning given in Section 11.

“FSMA” shall have the meaning given in Section (1)(j)(iii).

“Good Manufacturing Practices (“GMPs”)” shall mean the good manufacturing practices and quality system regulations, in effect at the time the Product is manufactured as set forth by the Food and Drug Administration (“FDA”), and any other Regulatory Authority of a country in which the Product shall be manufactured.

“GRACE Indemnified Parties” shall have the meaning given in Section 9(a).

“GRACE Background IP” shall mean any Background Information and/or Background Patent Rights, owned or Controlled by GRACE, the use or application of which is legally required to exploit Products.

“GRACE Improvement IP” shall mean any Improvement Information and/or Improvement Patent Rights, owned or Controlled by GRACE, the use or application of which is legally required to exploit Products.

“Information” shall include, without limitation all inventions, improvements, technical information, know-how, trade secrets, production and other processes, materials, prototypes, samples, models, experience, ideas, reports, data, all results from experiments, testing and demonstrations and any other information (whether or not patentable) related thereto.

“Improvement Information” shall mean individually and collectively, all Information owned or Controlled by” a Party that was developed or acquired by that Party after the Effective Date of this Agreement, which is disclosed or made available by the Party to the other Party during the course of and pursuant to the purposes and provisions of this Agreement.

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“Improvement Patent Rights” in respect to a designated party shall mean patent rights of any country of the world that are (a) Controlled by the designated Party; and (b) contain claims which cover one or more features of the Improvement Information by the designated Party, and (c) are based on inventions conceived after to the Effective Date of this Agreement.

“Intellectual Property (“IP”)” shall mean individually and collectively, Information and Patents Rights. For purposes of this Agreement, Improvement IP shall include Improvement Information and Improvement Patents Rights, and Background IP shall include Background Information and Background Patent Rights.

“License Agreement” shall mean […***…]

“Manufacturing Facility” shall mean a facility for the manufacture of the Products that is (a) registered with the FDA, (b) is cGMP compliant, and (c) is Qualified by ChromaDex for the manufacture of the Products.

“Market Exit” shall mean GRACE’s decision, on […***…] prior written notice, to cease manufacture of the Product.

“Party” shall mean either ChromaDex and its Affiliates or GRACE and its Affiliates, and shall collectively be referred to as “Parties”.

“Patent Rights” in respect to a Party shall mean patents or patent applications anywhere in the world which: (a) are Controlled by the Party that Controls the defined Information; (b) cover one or more features of said defined Information; and (c) are based on inventions conceived during the pertinent time period applicable to said Information.

“Product” shall be a […***…] defined by the Specifications.

“Product Input” shall include all raw materials and other components necessary for the manufacturing of Product.

“Qualify” shall mean certification by ChromaDex that (a) a Manufacturing Facility is compliant with the terms of this Agreement and of the Quality Agreement, (b) ChromaDex has completed an audit of such Manufacturing Facility and its compliance with GRACE’s quality management system, and (c) GRACE documentation and record keeping policies are in place at such Manufacturing Facility.

“Quality Agreement” shall mean […***…]

“Receiving Party” shall have the meaning given in Section 11.

“Renewal Term” shall have the meaning given in Section 3(a).

“Specifications” shall mean the detailed description and parameters of the Product, including labeling and packaging, as specified in Exhibit A to the Quality Agreement.

“Term” shall have the meaning given in Section 3(a).

“Third Party” shall mean a natural person, corporation, proprietorship, partnership, trust, joint venture, governmental authority or other legal entity or organization other than the Parties and their Affiliates.

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1.      Product Manufacturing and Related Services by GRACE.

(a)    Product Manufacture. ChromaDex hereby engages GRACE, and GRACE agrees to supply Product exclusively for use in the Agreement Field to ChromaDex. GRACE shall manufacture Product in accordance with the Specifications. The Specifications may only be changed subject to the terms of the Quality Agreement.

(b)   By-Products. GRACE will have title to all By-Products and will dispose of and use the same in accordance with all applicable laws and regulations. GRACE hereby waives any and all Claims it may have against ChromaDex or its Affiliates relating to the production, handling, transfer, disposal or storage of the GRACE By-Products.

(c)    Purchasing. GRACE will purchase Product Inputs that meet the applicable Specifications to produce the Product.

(d)   Subcontracting. GRACE may, at its option and subject to the terms of this Agreement, subcontract the manufacture and storage of the Products to a Third Party or Third Parties of GRACE’s selection, with the prior written approval of ChromaDex. Such approval will not be unreasonably withheld, conditioned, or delayed.

(e)    Scheduling. GRACE must schedule all production and Product Input deliveries to timely meet the Product delivery requirements.

(f)    Orders. Beginning on […***…], and every […***…] thereafter, ChromaDex shall provide GRACE with a forecast of ChromaDex’s projected purchases of Product for the following […***…]  (the “Product Forecast”). For each Product Forecast provided during calendar years […***…] and […***…], the first […***…]of each Product Forecast shall be a binding forecast of ChromaDex’s purchases. For calendar years […***…] through […***…], the […***…]of each Product Forecast provided during such calendar years shall be a binding forecast of ChromaDex’s purchases. Each binding forecast, regardless of the calendar year in which ChromaDex provides it, is a “Binding Forecast.” ChromaDex will place firm orders for Product with GRACE to meet each Binding Forecast. ChromaDex Product orders will contain the quantity and delivery date for each order. ChromaDex may not cancel any purchase order accepted by GRACE without GRACE’s written consent. In addition to the above Product Forecast, ChromaDex shall provide GRACE with a non-binding forecast of ChromaDex’s projected purchases of Product for the next […***…] beyond the then-current calendar year.

(g)    Storage. GRACE will store all Product, Product Inputs, and in-process Products in accordance with the Specifications, the Quality Agreement, and all relevant GMPs. GRACE must use a GRACE warehouse unless given written consent by ChromaDex, such consent not to be unreasonably withheld, conditioned or delayed.

(h)   Product Shipment. Prior to each shipment, GRACE will send ChromaDex Certificates of Analysis and a sample of Product from the applicable lot for Quality Control certification and approval by ChromaDex before that lot of Product is shipped by GRACE to ChromaDex. ChromaDex shall complete such Quality Control review within […***…] of receipt of each sample and shall promptly deliver to GRACE notification of such approval. Product shall not be shipped until GRACE receives said certification or written approval from ChromaDex.

(i)     Delivery. Products shall be shipped […***…]. Title to and risk of loss to Products shall pass to ChromaDex upon shipment. Neither the time, method, or place of payment, method of shipment, form of shipping document, manner

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of consignment, nor place of acceptance of ChromaDex’s order shall alter the foregoing. GRACE shall pay for the cost of insurance for each shipment of Products to cover replacement costs with GRACE responsible for any deductible amount. GRACE will provide copies of the bills of lading by facsimile or email within one business day after shipment. GRACE will not load Products into any conveyance that (i) is not clean, (ii) may by its nature damage, contaminate, deteriorate or adulterate the Product, or (iii) is otherwise unfit for transportation of the Product in a food safe manner.

(j)     GRACE Warranties.

(i)        GRACE warrants that it will produce the Product in accordance with the Specifications. GRACE further warrants that the Product will be manufactured in compliance with its obligations under the Quality Agreement. ChromaDex assumes all risk and liability for results obtained by the use of the Products;

(ii)      GRACE warrants that the manufacturing process for the Products will not infringe any valid claim of any patent covering the process of manufacturing Products issued in any of the countries listed in Exhibit C, unless the manufacturing process is conducted pursuant to ChromaDex’s instructions, in which case GRACE makes no patent warranty. GRACE may discontinue, without liability, delivery of Products hereunder if in its opinion their manufacture, sale or use would constitute patent infringement or if the use or resale of the Products is enjoined;

1.      GRACE does and shall hereby indemnify, defend and hold the ChromaDex Indemnified Parties (as defined below) harmless from any Third Party Claims that are raised against the ChromaDex Indemnified Parties to the extent that they are based upon or arise out of any claim that the manufacturing process for the Products (except to the extent that the manufacturing process is conducted pursuant to ChromaDex’s instructions provided to GRACE on or after the Effective Date) infringes or violates a valid claim of any Third Party patents in the countries listed in Exhibit C. ChromaDex shall promptly, and in any event within […***…], provide GRACE with written notice of any Claim that ChromaDex believes falls within the scope of this paragraph. GRACE shall control the defense against or settlement of such Claim for infringement so long as the settlement includes a full and unconditional release of ChromaDex from all liabilities in respect to such Third Party Claims. ChromaDex shall cooperate in such action if reasonably necessary and requested by GRACE. ChromaDex may, in its own discretion, be represented in the defense or settlement of any such Claim by counsel of its own choosing at its sole expense. Notwithstanding the above, in the event a conflict of interest arises between the Parties, the following shall apply: (a) GRACE shall not have a duty to defend ChromaDex; (b) GRACE’s failure to defend shall not constitue a breach of this Agreement; and (c) GRACE agrees to pay reasonable and customary attorney fees and court costs incurred by ChromaDex in defense of itself against such Third Party Claims for infringement. . In the event that the manufacturing process for the Products or any portion thereof (subject to the limitation provided above) is held to constitute an infringement and the sale of Products manufactured by use of such manufacturing process is enjoined in a country listed in Exhibit C during the Term of this Agreement, GRACE shall have the obligation to, at its expense, and upon the agreement of ChromaDex (such agreement not to be unreasonably withheld), (a) modify such manufacturing process without impairing in any material respect the Products, so that the manufacturing process is non-infringing, or (b) procure the right to continue to use the manufacturing process to produce the Products for sale in the applicable country listed in Exhibit C. In the event the sale of Products manufactured by use of such manufacturing process is enjoined in a country listed in Exhibit C, ChromaDex may terminate the Agreement as it pertains to the applicable country enjoined, on […***…] prior written notice.

(iii)    GRACE warrants that GRACE’s facility (and any other facility that may be approved for use by ChromaDex for the manufacture, processing, packing or storage of Product or Product Inputs) is registered with the U.S. Food and Drug Administration as required by the U.S. Federal Food Safety

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Modernization Act, as amended and regulations promulgated thereunder (“FSMA”); GRACE warrants that the GRACE’s facility for the manufacture of the Products holds all permits required by law for the manufacture of the Products and has obtained all approvals required by law and regulation for the production, storage, sale and exportation of the Product, and shall ensure the validity of the permits and approvals during the Term hereof;

(iv)    GRACE warrants that it will maintain and comply with all permits, licenses and approvals required by law and comply with all applicable federal and state laws, rules, and regulations applicable to the Product and Product Inputs; and,

(v)      GRACE warrants that all modifications, changes, additions or deletions to the (a) Product Specifications; (b) changes in the expiration period for the Product; (c) composition or source of any Product Inputs; (d) method of producing, processing or testing; (e) change in subcontractors for producing, processing or testing; or (f) site of manufacture, which GRACE intends to carry out will be evaluated and documented in accordance with Good Manufacturing Practices and agreed to in writing by ChromaDex in advance of any such change.

(vi)    THE WARRANTIES STATED ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR OTHER TERMS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TERMS AS TO QUALITY, FITNESS FOR PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE, WHETHER IMPLIED BY CUSTOM OR LAW, EXCEPT AS PROVIDED FOR IN THIS AGREEMENT.

(k)   ChromaDex Warranties.

(i)        ChromaDex warrants that it has the right to enter into and agree to the terms and conditions of this Agreement.

(ii)      ChromaDex warrants that it will maintain and comply with all permits, licenses and approvals required by law and comply with all applicable federal, state, and local laws, rules, regulations, codes, ordinances and orders applicable to the sale and use of the Product.

(iii)    ChromaDex warrants that the Products and the use of Products will not infringe any valid claim of any patent covering the Products and the use of Products in the countries listed in Exhibit C. Further, ChromaDex warrants that the manufacturing process for the Products will not infringe any valid claim of any U.S. patent covering the Products or processes for manufacturing Products, to the extent that such manufacturing process is specified by, or conducted according to the instructions of, ChromaDex.

1.      ChromaDex does and shall hereby indemnify, defend and hold the GRACE Indemnified Parties (as defined below) harmless from any Third Party Claims that are raised against the GRACE Indemnified Parties to the extent that they are based upon or arise out of any claim that the Products and the use of the Product; and the manufacturing process for Products (but only to the extent that the manufacturing process is conducted pursuant to ChromaDex’s instructions provided to GRACE on or after the Effective Date), infringe or violate a valid claim of any Third Party patent in the countries listed in Exhibit C. GRACE shall promptly, in any event within […***…], provide ChromaDex with written notice of any Claim that GRACE believes falls within the scope of this paragraph. ChromaDex shall control the defense against or settlement of such Claim for infringement so long as the settlement includes a full and unconditional release of Grace from all liabilities in respect to such Third Party Claims. GRACE shall cooperate in such action if reasonably necessary and requested by ChromaDex. GRACE may, in its own discretion, be represented in the defense or settlement of any such Claim by counsel of its own choosing at its sole expense. Notwithstanding the above, in the event a conflict of interest arises between the Parties,

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the following shall apply: (a) ChromaDex shall not have a duty to defend GRACE; (b) ChromaDex’s failure to defend shall not constitue a breach of this Agreement; and (c) ChromaDex agrees to pay reasonable and customary attorney fees and court costs incurred by GRACE in defense of itself against such Third Party Claims for infringement. In the event the sale of Products or use of Products in the Field is enjoined in a country listed in Exhibit C, Grace may terminate the Agreement, as it pertains to the applicable country enjoined, on […***…] prior written notice.

(l)     Manufacturing Quality Control/Records/Audits/Inspections.

(i)        Quality Control Records. GRACE will maintain quality control and any other records as specified by the Quality Agreement.

(ii)      Samples. GRACE will collect and maintain at GRACE’s facility samples of the Product and the Product Inputs that are sent to ChromaDex along with the Certificates of Analysis for Quality Control certification, as specified by the Quality Agreement. GRACE shall retain all such records and samples for the period of time as specified in the Quality Agreement.

(iii)    Notice of Non-Conformance. GRACE will notify ChromaDex promptly after any of the following occurs: GRACE becomes aware of any failure of any Product Inputs or Products to meet the applicable Specifications; GRACE’s failure to comply with any provision of this Agreement; or any related inquiry, investigation or inspection by any governmental authority. GRACE agrees to provide ChromaDex a copy of any non-privileged reports or other documents related thereto.

(iv)    Audits and Inspections. Audits and inspections of a Manufacturing Facility are governed by the terms of the Quality Agreement.

(v)      Defects of Product. In the event of any failure of the Product to conform to the warranties provided in this Agreement or conform to the terms of the Quality Agreement, ChromaDex has the sole right to determine the corrective action(s) to be taken by the Parties (subject to the terms of the immediately following sentence), including, but not limited to, the retrieval, withdrawal or recall of the Product at the expense of GRACE (except in the event that such defect is due to the Product Specifications, in which case all such costs are at the sole expense of ChromaDex). If ChromaDex requests a change in GRACE’s operating procedures to prevent the defect from reoccurring, GRACE will implement those changes in a timely fashion to the extent that such changes are reasonable and practicable.

(m) Right to Reject Non-Conforming Product. ChromaDex may reject Product manufactured by GRACE if Product fails to conform to the Specifications or Product is damaged prior to delivery to ChromaDex. ChromaDex is not obligated to pay GRACE for any Product rejected in accordance with the terms of this Agreement. GRACE will, at GRACE’s sole cost and expense, but at ChromaDex’s option (i) pick- up all rejected Product; (ii) rework and/or dispose of rejected in-process or finished Product (or any Product Inputs that were the cause for the rejection) but only in accordance with and upon receipt of written instructions from ChromaDex and the terms of the Quality Agreement; and (iii) provide ChromaDex with all requested documentation relating to the rework and/or disposal of rejected in process or finished Product, and any Product Inputs that were the cause for the rejection.

2.      Purchase Price and Payment. The Purchase Price of Product is set forth in Exhibit B. For the first […***…] of the Initial Term, ChromaDex will pay GRACE within […***…] of the date of each invoice. Thereafter, ChromaDex will pay GRACE within […***…] of the date of each invoice.

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3.      Term and Termination.

(a)    Term. The Initial Term of this Agreement will be for […***…] commencing on the Effective Date. On […***…] (or as soon thereafter as reasonably practicable), the Parties shall hold a meeting to negotiate a renewal of this Agreement for successive additional periods of two (2) years (each a “Renewal Term”). The Initial Term and any Renewal Terms are, collectively, the “Term.”

(b)   Termination. In addition to the termination rights provided to both Parties in Section 7, this Agreement may be terminated as follows:

(i)        by ChromaDex giving written notice to GRACE at least twelve (12) months prior to the end of the then-current Renewal Term of its intent not to renew the Agreement;

(ii)      by GRACE giving notice of a Market Exit to ChromaDex;

(iii)    by either Party in the event of a material breach by the other Party of any terms, conditions, representations or warranties contained in this Agreement that is not corrected within thirty (30) days after receipt of written notification from the non-breaching Party reasonably describing the breach;

(iv)    except as specified below, by either Party in the event of three (3) or more material breaches in any consecutive twelve (12) month period, even if each such material breach is cured within thirty (30) days of the date the non-breaching Party reports the applicable material breach to the breaching Party; or

(v)      by either Party in the event the other Party files a voluntary petition in bankruptcy or requests similar relief, makes an assignment for the benefit of creditors, or has a trustee, receiver or similar official appointed for any or all of its assets; or

Notwithstanding any other terms of this Section 3(b), late deliveries of Product by GRACE shall not be a material breach of this Agreement or otherwise trigger termination of this Agreement unless (a)such delay is due to a significant manufacturing problem in the production of the Product, as reasonably determined by the Parties and (b) each such delivery of Product is more than ninety (90) days late and causes undue financial hardship to ChromaDex or it’s customers.

In the event of termination under this Section 3(b), the non-defaulting Party will be entitled to pursue any remedy provided under the terms of this Agreement, including attorney fees and costs.

(c)    Effects of Termination.

(i)        Upon termination of this Agreement, other than a termination by GRACE under the terms of Sections […***…], or […***…], GRACE will promptly, upon and in accordance with ChromaDex’s instructions, deliver all Product to ChromaDex or to ChromaDex’s designee and ChromaDex shall promptly pay GRACE for such Products at the then-current Purchase Price, and;

(ii)      Upon termination of this Agreement and subject to the limitations set forth in […***…], the Parties agree to comply with the terms in […***…].

4.      Exclusivity and Purchase Requirements.

During the Term of this Agreement, GRACE will be the […***…] non-ChromaDex manufacturer and supplier to ChromaDex for Product (either through direct manufacturing by GRACE or through a contracted Third Party) and ChromaDex shall purchase […***…] of its non-ChromaDex manufactured requirements of the Product from GRACE during the period […***…] through […***…];

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Should, prior to […***…] before the end of the then current calendar year, ChromaDex fail to have purchased its purchase requirements (as specified in the Binding Forecasts for such calendar year) of the Product for such calendar year, ChromaDex shall pay for, and take delivery of, any remaining portion of such purchase requirements prior to the end of such calendar year. For purposes of this Section 4, ChromaDex shall include any direct or indirect subsidiaries thereof. GRACE shall have audit rights with respect to ChromaDex’s records to the extent reasonably necessary to determine ChromaDex’s compliance with this Section 4.

(a)    GRACE’s rights to […***…] are subject to the following conditions:

(i)        GRACE retains the capability to supply sufficient Product to meet the then-current Binding Forecast,

(ii)      GRACE maintains the capability to manufacture food grade and pharmaceutical grade Product in accordance with the terms of the Quality Agreement. Further, on or before […***…], GRACE agrees to supply Product manufactured in compliance with 21 CFR Part 211. Such Product will be manufactured either at a GRACE facility or a contract Manufacturing Facility, at GRACE’s sole discretion. In the event Grace is is in breach of either of these requirements, ChromaDex may terminate the Agreement, as it pertains to food grade or pharmaceutical grade Product , and

(iii)    not later than […***…] after the Effective Date, GRACE Controls and operates, or contracts with or otherwise causes to operate, […***…] Manufacturing Facilities both of which have proven capability of manufacturing the requisite supply with […***…] written notice, subject to the limitation that only […***…] Manufacturing Facility is required to have the capability to manufacture Product in compliance with 21 CFR Part 211.

Any Third Party contracted with by GRACE for the manufacture of Product must, as a condition of such contracted manufacturing, meet the terms of the Quality Agreement.

Failure to meet any of the above conditions constitutes a material breach.

(b)   During the Term, GRACE shall not produce (or cause to be produced) Product for use or sale in the Agreement Field or sell Product to any Third Party for use or sale in the Agreement Field other than to ChromaDex.

(c)    In the event GRACE learns of a customer interested in purchasing Product for use outside of the Agreement Field, the Parties agree to discuss the opportunity and if both Parties are agreeable, GRACE will negotiate in good faith an agreement to supply Product to such customer.

(d)   In the event GRACE learns of a customer interested in purchasing Product for use in the Agreement Field, GRACE will promptly notify ChromaDex and, should ChromaDex decide to pursue an agreement to supply Product to such customer, provide commercially reasonable support to ChromaDex regarding the negotiation of a supply agreement.

5.      Supply Continuity.

(a)    Upon […***…].

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(b)   “Unable” is intended primarily to cover circumstances where GRACE’s ability to manufacture Product has been limited by instances of, but not limited to, applicable law, force majeure (but only where GRACE does not correct such force majeure event within the remedy period set forth in Section 7), etc. GRACE is not Unable to supply Product to ChromaDex in situations where GRACE and ChromaDex cannot agree upon appropriate prices, price adjustments or other terms.

(c)    […***…].

(d)   Anything to the contrary provided herein notwithstanding, GRACE shall have no obligation to replace, rebuild, renovate, restore or otherwise invest capital into its manufacturing plant if such plant is damaged or destroyed by a fire or other casualty to the extent that such plant is unable to manufacture Product. Such an event shall trigger an immediate transfer of manufacturing capability as defined in this Section 5 subject to the terms and conditions of such Section.

6.      Limitation of Liability. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR CONNECTED WITH OR RESULTING FROM THE MANUFACTURE, SALE, DELIVERY, RESALE, REPAIR, REPLACEMENT, OR USE OF ANY PRODUCTS OR THE FURNISHING OF ANY SERVICE OR PART THEREOF, WHETHER SUCH LIABILITY IS BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAD BEEN WARNED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

7.      Force Majeure. Neither Party shall be liable for its failure to perform hereunder (except as to payment for Products delivered) due to any occurrence beyond its reasonable control, including acts of God, fires, floods, wars, acts of terrorism, sabotage, accidents, labor disputes or shortages, governmental laws, ordinances, rules and regulations, whether valid or invalid (including, but not limited to, priorities, requisitions, allocations and price adjustment restrictions), inability to obtain material, equipment or transportation, and any other similar or different occurrence. The Party whose performance is prevented by any such occurrence shall notify the other Party thereof in writing as soon as is reasonably possible after the commencement of such occurrence, and shall promptly give written notice to the other Party of the cessation of such occurrence. The Party affected by such occurrence shall use reasonable commercial efforts to remedy or remove such event of force majeure as expeditiously as possible. Notwithstanding the foregoing, if the Party affected by such occurrence is unable to remedy or remove such event of force majeure within […***…] after the commencement of such occurrence, the other Party may terminate this Agreement.

8.      Insurance. GRACE agrees to maintain at its sole cost and expense: (a) Commercial general liability insurance from an […***…] rated carrier (including, but not limited to, contractual liability, product liability and coverage for the personal property of ChromaDex in its care, custody and control) with $[…***…] per occurrence. […***…] (b) All risk property insurance on the Product Inputs (if applicable) and Product, in amounts not less than […***…]; (c) Employers’ liability insurance or similar insurance with limits of not less than […***…] each accident/disease each employee/disease policy limits; and (d) Workers’ compensation insurance or similar insurance as required by law.

GRACE will name ChromaDex as an additional insured on its commercial general liability policy, […***…], and as loss payee as its

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interests appear on its property policy; and provide ChromaDex with certificates of insurance evidencing the required insurance coverage upon execution of this Agreement and upon policy renewals. GRACE will provide […***…] prior written notice to ChromaDex if the coverage is canceled or materially reduced.

9.      Indemnification.

(a)    ChromaDex Indemnification. ChromaDex hereby agrees to indemnify, defend and hold harmless GRACE, its officers, directors, employees and agents (the “GRACE Indemnified Parties”) from and against any damages resulting from or in connection with any Claims that it may hereafter incur, become responsible for or pay out as a result of death or bodily injury to any person (including ChromaDex’s employees, subcontractors, servants, agents, or customers), destruction or damage to any property, contamination of or adverse effects on the environment, or violation of any federal, state or local law, caused, in whole or in part, by any act or omission of ChromaDex, its officers, directors, employees, subcontractors, agents, or customers in the performance of this Agreement or in the sale or marketing of the Products (or other materials containing the Products), except to the extent that such Claims are due to GRACE’s gross negligence or reckless or willful misconduct. GRACE and ChromaDex shall reasonably cooperate in connection with the defense of any Third Party Claim with respect to which indemnity may be sought from ChromaDex pursuant to this Section 9(a).

(b)   GRACE Indemnification. GRACE hereby agrees to indemnify, defend and hold harmless ChromaDex, its officers, directors, employees and agents (the “ChromaDex Indemnified Parties”) from and against any damages resulting from or in connection with any Claims that it may hereafter incur, become responsible for or pay out as a result of death or bodily injury to any person (including GRACE’s employees, subcontractors, servants or agents), destruction or damage to any property, contamination of or adverse effects on the environment, or violation of any federal, state or local law, caused, in whole or in part, by any act or omission of GRACE, its officers, directors, employees, subcontractors, or agents in the performance of this Agreement, except to the extent that such Claims are due to ChromaDex’s gross negligence or reckless or willful misconduct. GRACE and ChromaDex shall reasonably cooperate in connection with the defense of any Third Party Claim with respect to which indemnity may be sought from GRACE pursuant to this Section 9(b).

(c)    Joint Indemnification. Where such damages are the result of the joint or concurrent indemnified acts of GRACE and ChromaDex or their respective Indemnified Parties, the Parties shall share liability to the respective extent of their relative degrees of fault.

(d)   Claim Management. If either Party becomes aware of a Claim for damages that might give rise to a right or obligation of indemnification and defense as provided herein, that Party shall promptly notify the other Party. The indemnifying Party shall control the defense against or settlement of such Claim. The Party seeking to be indemnified shall cooperate in such action if reasonably necessary and requested by the indemnifying Party. The Party seeking to be indemnified may, in its own discretion, be represented in the defense or settlement of any such Claim by counsel of its own choosing at its sole expense.

10.  Claims. The total value of any Claims (other than Claims for indemnification under the terms of […***…]), whether arising from Products delivered or from non-delivery, or otherwise, shall not exceed the amount ChromaDex has paid to GRACE for the Products in respect of which such claims are made. Failure to give notice of a Claim within […***…] days from the date of delivery, or the date fixed for delivery (in case of non-delivery), or within […***…] of the date that ChromaDex becomes informed of a Third Party Claim, shall constitute a waiver by ChromaDex of all Claims in respect of the Products at issue. Products shall not be returned to GRACE without GRACE’s prior written permission, and then only in the manner prescribed by GRACE.

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11.  Confidentiality. During the term of this Agreement, a Party (the “Disclosing Party”) may communicate or directly or indirectly disclose or make available to the other Party (the “Receiving Party”) certain of its confidential and/or proprietary technical, finance or business information, including, but not limited to, trade secrets, know-how and other intellectual property (“Confidential Information”) pursuant to the terms of this Agreement or in furtherance of the intentions hereunder. The Receiving Party shall not disclose such Confidential Information to any Third Party without the Disclosing Party’s prior written consent or use such Confidential Information for reasons other than those identified herein during or after the term of this Agreement. These obligations shall not apply if such Confidential Information: (a) is already in the public domain at the time of disclosure or later through no breach of this Agreement; (b) was lawfully in the Receiving Party’s possession prior to receipt from the Disclosing Party without obligation of confidentiality; (c) is received by the Receiving Party from a Third Party free to lawfully disclose such information; or (d) is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information as evidenced by the Receiving Party’s written records.

If the Receiving Party is legally required to disclose Confidential Information by law, court order, or subpoena, the Receiving Party may do so only with respect to such Confidential Information required to be disclosed and provided the Receiving Party provides the Disclosing Party with prompt written notice of such requirement prior to such disclosure, when possible, to give the Disclosing Party an opportunity to challenge the requirement.

The obligations under this Section 11 shall continue for a period of […***…] after the termination of this Agreement.

The Parties agree that the terms and conditions of this Agreement are Confidential Information as that term is defined herein above in this Section 11.

12.  Ownership and Licensing of Intellectual Property.

(a)    Ownership

(i)        Process Improvements. GRACE shall have sole ownership of any Improvement IP, if solely developed by GRACE, which relates to the process of manufacturing Product, including […***…]. Any Improvement IP which relates to the process of manufacturing Product and which is jointly developed by GRACE and ChromaDex, shall be jointly owned.

(ii)      […***…] Improvements. GRACE shall have sole ownership of any Improvement IP, whether solely or jointly developed by GRACE and/or ChromaDex, which relates to the […***…] of Product.

(b)   Fees and Documents. GRACE and ChromaDex agree to be accountable for their own legal and ongoing patent fees associated with maintenance and prosecution of Improvement IP solely by a Party hereunder. The Parties agree that legal and ongoing patent fees associated with maintenance and prosecution of jointly owned Improvement IP shall be shared equally by the parties. Further, each Party agrees to execute such documents, and provide such assistance as may be required, to file patent applications includable in Improvement IP and to obtain patents in the name of the other or its nominee in any county elected for filing to effect ownership rights as provided herein above in this Section 12.

13.  Publicity. Neither Party will use the name of the other Party or the name of any employee of the other Party in any public statement, publicity, advertising, news release or otherwise without the prior written approval of the other Party except as required by law in connection with a regulatory filing. Neither Party shall make any other public statement related to the existence or any terms of this Agreement without the

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prior consultation with and prior written approval of the other Party concerning content, timing and audience, such approval to not be unreasonably withheld, conditioned or delayed. Approvals may be specific, for individual events, or may be blanket or generic, in which latter case disclosures made from time to time consistent in content and scope with such broad approvals will not require prior consultation but will require after the fact notification and provided the blanket or generic approval is clearly labeled as such at the time of approval.

14.  Governing Law and Dispute Resolution.

(a)    Governing Law. The laws of […***…], without giving effect to its principles of conflicts of law, govern this Agreement and all matters arising out of this-Agreement, including all tort Claims. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

(b)   Disputes. Any controversy or claim arising out of or relating to a Party’s performance under this Agreement, or the interpretation, validity or enforceability of this Agreement, will, upon the written request of either Party, be referred to designated senior management representatives of the Parties for resolution. Such representatives will promptly meet and, in good faith, attempt to resolve the controversies, claims or issues referred to them.

15.  Miscellaneous

(a)    No License. This Agreement is not to be construed as an express or implied license by a Party to the other Party under any patents, trademarks, trade names, brand names, labels, logos or other intellectual property of the first Party or any Third Party.

(b)   Independent Parties. Nothing in this Agreement shall be construed to create a relationship between the Parties of principal-agent, master-servant, partners or joint ventures. GRACE and ChromaDex are independent contractors and have no authority to legally bind the other. Each Party will be solely responsible for the acts and omissions of its own employees and agents and will also be responsible for all wages and obligations, whether compulsory or in the nature of fringe benefits, due to its own employees or agents.

(c)    Entire Agreement. This Agreement including the attached Exhibits, together with the Quality Agreement and the License Agreement, set forth the entire agreement between the Parties with respect to the subject matter set forth herein and supersede all other prior agreements, written or oral, between the Parties with respect to the subject matter of this Agreement. There are no understandings, representations or warranties of any kind, express or implied, not expressly set forth in this Agreement, the Quality Agreement, or the License Agreement.

(d)   Modifications. No modification of this Agreement will be effective unless in writing and signed by all Parties.

(e)    Conflicting Terms. In the event of a conflict between this Agreement and its Exhibits this Agreement will govern. In the event of a conflict between this Agreement and the Quality Agreement, the Quality Agreement will govern. In the event of a conflict between this Agreement and the License Agreement, the License Agreement will govern. If the provisions of this Agreement and the provisions of any purchase order or order acknowledgment, or other related document written in connection with the Agreement conflict, then the provisions of this Agreement shall prevail.

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(f)    No Waiver. No failure or delay on the part of any Party to exercise any right, power or remedy hereunder, will operate as a waiver of such right. No waiver or consent of any Party to any default in any term or condition of this Agreement will constitute a waiver of or consent to any succeeding default in the same or any other term or condition hereof. Any waiver of a right, power or remedy hereunder must be in writing and signed by the waiving Party.

(g)    Notices. Any notice required or permitted under this Agreement must be in writing and delivered personally, by mail or courier or sent by confirmed facsimile duly addressed as follows:

To ChromaDex:	ChromaDex, Inc. 10005 Muirlands Blvd., Suite G Irvine, CA 92618 Attn: Troy Rhonemus Director of New Technologies & Supply Chain Development Fax: […***…]

To GRACE:	W. R. Grace & Co.-Conn. 7500 Grace Drive Columbia, Maryland 21044 Attn: President, Materials Technologies Fax: […***…]

with a copy to:	W. R. Grace & Co.-Conn. 7500 Grace Drive Columbia, Maryland 21044 Attn: General Counsel Fax: […***…]

or such other address as either Party may hereafter furnish in writing to the other Party. Notices will be effective when actually received.

(h)   Assignment.

(i)        This Agreement will be binding upon and inure to the benefit of the successors of GRACE and ChromaDex. It is an essential element of this Agreement that, in the event of a Change in Control, the Parties are obligated to assign, and the assigning Party to cause assignee to accept in writing all applicable terms and conditions hereunder, to any successor, owner or operator of ChromaDex’s or GRACE’s assets relevant to this Agreement. Notwithstanding the preceding provision, without the prior written consent of the other Party, neither Party may voluntarily (i) assign any of its rights under this Agreement (or this Agreement in whole), whether by contract or by merger (whether that Party is the surviving or disappearing entity), consolidation, dissolution, or otherwise, or (ii) delegate any of its obligations under this Agreement or its performance in satisfaction of any conditions to any obligations of the other Party under this Agreement. Any permitted assignee shall assume in writing all obligations of its assignor under this Agreement. Any assignment or delegation in breach of this Section 15(h) will be void.

(i)     Any assignment or similar transaction entered into in compliance with Section 15(h)(i) involving ChromaDex that in intent or effect alters the terms of this Agreement to GRACE’s detriment or terminates this Agreement prior to the end of the then current Term is permitted, provided however, if it is within […***…] of the Effective Date, that GRACE shall be entitled to recover from ChromaDex or a successor

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entity, as applicable on a prorated basis, reasonable and documented expenses it had already incurred in reliance on the Agreement continuing according to the terms herein (including, for avoidance of doubt, the prorated portion of documented capital cost for the expansion of GRACE’s Manufacturing Facility with respect specifically to the manufacture of Product only, and not the cost of increased infracture or overhead). To the extent a portion, or all, of the expansion benefits or can be used for other GRACE customers or GRACE business, ChromaDex shall be entitled to an offset of the prorated share.

(j)     Severability. If any court determines that any provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable, enforceability of the balance of this Agreement will remain in full force and effect.

(k)   Headings. The headings appearing in this Agreement are for convenience and ready reference only; they do not modify any provision of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

CHROMADEX, INC.		W. R. GRACE & CO.-CONN.

By:	/s/ Troy Rhonemus	By:	/s/ Albert F. Benineti Jr.

Name:	Troy Rhonemus	Name:	Albert F. Benineti Jr.

Title:	COO	Title:	President, Materials Technologies

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Exhibit A: Product Specifications; Labeling & Packaging Specifications

Product Specifications
The Product Specifications are set in the Quality Agreement.

Labeling and Packaging Specifications
To be determined

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Exhibit B: Purchase Price

The Product prices for calendar years […***…] and […***…] are set forth in the tables below. […***…].

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
Tier 1	[…***…]	[…***…]	[…***…]	[…***…]
Tier 2	[…***…]	[…***…]	[…***…]	[…***…]
Tier 3	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
Tier 1	[…***…]	[…***…]	[…***…]	[…***…]
Tier 2	[…***…]	[…***…]	[…***…]	[…***…]
Tier 3	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]

The parties will negotiate in good faith to determine the Product prices for calendar years […***…] and beyond.

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Exhibit C: Noninfringement Countries

[…***…]

Additional countries may be added only by an Addendum hereto signed by both Parties.

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